Exhibit 10.1

Award Statement

(Non-U.S. Participants)

Restricted Stock Units

Granted Pursuant to

DANAHER CORPORATION 1998 STOCK OPTION PLAN

1) Grant of Restricted Stock Units. This Award Statement summarizes certain terms and conditions applicable to the award of restricted stock units (“RSUs”) granted pursuant to the Danaher Corporation 1998 Stock Option Plan (as amended and restated including any successor thereto) (the “Plan”). In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Award Statement, the terms and conditions of the Plan will prevail. Unless otherwise defined herein, the terms defined in the Plan have the same defined meanings in this Award Statement. The recipient of RSUs is referred to as the “Participant.” Danaher Corporation is referred to as “Danaher” or the “Company.”

2) Vesting.

(a) Vesting Schedule. Except as may otherwise be set forth in this Award Statement or in the Plan, RSUs awarded to a Participant will not vest until the Participant (i) satisfies the performance-based vesting criteria (“Performance Objective”) applicable to such RSUs, and (ii) continues to be actively employed or in a service-providing relationship with the Company or an Eligible Subsidiary for the periods required to satisfy the time-based vesting criteria (“Time-Based Vesting Criteria”) applicable to such RSUs. The Performance Objective and Time-Based Vesting Criteria applicable to an RSU are collectively referred to as the “Vesting Conditions,” and the earliest date upon which all Vesting Conditions are satisfied is referred to as the “Vesting Date.” The Vesting Conditions for an RSU award received by a Participant will be established by the Compensation Committee and reflected in the account maintained for the Participant by Fidelity as administrator of the RSU awards.

(b) Performance Objective. The Compensation Committee will determine whether the Performance Objective applicable to an RSU award has been met, and such determination will be final and conclusive. Until the Compensation Committee has made such a determination, the Performance Objective may not be considered to have been satisfied. Notwithstanding any determination by the Compensation Committee that the Performance Objective has been attained with respect to particular RSUs, such RSUs will not be considered to have vested unless and until the Participant has satisfied the Time-Based Vesting Criteria applicable to such RSUs.

(c) Age 65. Notwithstanding the foregoing, to the extent permitted under local law, the Time-Based Vesting Criteria applicable to all RSUs held by a Participant shall be deemed 100% satisfied upon the Participant’s attainment of age 65; provided that such RSUs shall remain subject to any applicable Performance Objective that remain unsatisfied as of such date.

(d) Fractional RSU Vesting. In the event the Participant is vested in a fractional portion of an RSU (a “Fractional Portion”), such Fractional Portion will not be converted into a Share or issued to the Participant. Instead, the Fractional Portion will remain unconverted until the final Vesting Date for the RSUs; provided, however, if the Participant vests in a subsequent Fractional Portion prior to the final Vesting Date for the RSUs and such Fractional Portion taken together with a previous Fractional Portion accrued by the Participant under this Award would equal or exceed a whole Share, then such Fractional Portions will be converted into one Share; provided, further, that following such conversion, any remaining Fractional Portion will remain unconverted. Upon the final Vesting Date, the value of any remaining Fractional Portion(s) will be taken together to pay out a whole Share at the same time as the conversion of the remaining RSUs and issuance of Shares.

3) Form and Timing of Payment. Unless and until the RSUs vest, the Participant will have no right to payment of any such RSUs. Prior to actual payment of any unvested RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company. Subject to the other terms of the Plan and this Award Statement, any RSUs that vest in accordance with Section 2 will be paid to the Participant in whole Shares, on, or as soon as practicable after, the Vesting Date, but in any event, within the period ending on the later to occur of the date that is 2 1/2 months from the end of (i) the Participant’s tax year that includes the applicable Vesting Date, or (ii) the Company’s tax year that includes the applicable Vesting Date (which payment schedule is intended to comply with the “short-term deferral” exemption from the application of Section 409A (“Section 409A”) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)).

4) Termination. In the event the Participant’s active employment or other service-providing relationship with the Company or an Eligible Subsidiary terminates for any reason (other than Retirement (as defined in the Plan)) prior to the satisfaction of the Vesting Conditions applicable to the Participant’s RSUs, all such RSUs will be automatically forfeited by the Participant as of the date of termination. Neither the Participant nor any of the Participant’s successors, heirs, assigns or personal representatives will have any rights or interests in any RSUs that are so forfeited. In the event the Participant’s active employment or other service-providing relationship with the Company or an Eligible Subsidiary terminates by reason of the Participant’s Retirement, to the extent permitted under local law, the Participant’s unvested RSUs will remain outstanding and shall continue to vest (as to both the Performance Objective and Time-Based Vesting criteria, as applicable) for a period of 5 years following the date of the Participant’s Retirement.

Further, in the event of the termination of the Participant’s active employment or other service-providing relationship with the Company or an Eligible Subsidiary (whether or not in breach of local labor laws), any outstanding, unvested RSUs will terminate effective as of the date that the Participant is no longer actively employed or providing service and will not be extended by any notice period mandated under local law (e.g., active employment or service would not include a period of “garden leave” or similar period pursuant to local law). The Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed or providing service for purposes of the Plan.

5) Tax Withholding Obligations. Each RSU has a value equal to the Fair Market Value of a Share on the Vesting Date. Regardless of any action the Company or the Participant’s actual employer (the “Employer”) takes with respect to any and all income tax, social insurance contributions, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding any Tax-Related Items in connection with any aspect of the RSUs, including the grant of the RSUs, the vesting of RSUs, the conversion of the RSUs into Shares, the subsequent sale of any Shares acquired at vesting and the receipt of any dividends and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items.

Further, notwithstanding any contrary provision of this Award Statement, no Shares will be issued to the Participant, unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Participant to satisfy all Tax-Related Items obligations of the Company and/or the Employer with respect to the issuance of such Shares. In this regard, the Participant authorizes the Company or the Employer to withhold a number of whole Shares otherwise deliverable to the Participant having a Fair Market Value equal to the amount of Tax-Related Items that the Company determines it or the Employer is required to withhold under applicable tax laws with respect to the RSU, (with such withholding obligation determined based on any applicable minimum statutory withholding rates). If the Company or the Employer satisfies the obligation for Tax-Related Items by withholding a number of whole Shares as described herein, the Participant is deemed to have been issued the full number of Shares subject to the award of RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items due as a result of the vesting of the RSUs.

In addition, the Participant authorizes the Company and/or the Employer in their sole discretion to, in lieu of or in addition to the foregoing and in each case to the extent permissible under local law, (i) sell or arrange for the sale of Shares to be issued on the vesting of the RSUs to satisfy the withholding obligation for Tax-Related Items, (ii) allow the Participant to sell Shares to be issued on the vesting of the RSUs pursuant to a 10b5-1 trading plan (or otherwise, provided such method complies with the Company’s insider trading restrictions) to satisfy the withholding obligation for Tax-Related Items, (iii) require the Participant to pay the Tax-Related Items in cash or with a cashier’s check or certified check, and/or (iv) withhold all applicable Tax-Related Items legally payable by the Participant from the Participant’s wages or other cash compensation payable to the Participant by the Company or the Employer. In no event will the Company and/or the Employer withhold more than the minimum amount of Tax Related Items required by law, nor shall any Participant have the right to require the Company and/or Employer to withhold more than such amount.

Finally, the Participant will pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the

Participation’s participation in the Plan that cannot be satisfied by the means previously described. The Company shall not be required to deliver any of the Shares if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items as described in this Section.

6) No Employment Contract. Nothing in the Plan or this Award Statement constitutes an employment contract between the Company and the Participant and this Award Statement will not confer upon the Participant any right to continuation of employment with the Company or any of its Subsidiaries, nor will this Award Statement interfere in any way with the Company’s or any of its Subsidiaries’ right to terminate the Participant’s employment or other service-providing relationship at any time, with or without cause (subject to any employment agreement a Participant may otherwise have with the Company or a Subsidiary thereof).

7) No Compensation Deferrals. Neither the Plan nor this Award Statement is intended to provide for an elective deferral of compensation that would be subject to Section 409A of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Award Statement to ensure that no RSUs become subject to the requirements of Section 409A, provided however that the Company makes no representation that the RSUs are not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to the RSUs.

8) Nature of the Grant. In accepting the grant of RSUs, the Participant acknowledges that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Award Statement;

(b) the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs even if RSUs have been awarded repeatedly in the past;

(c) all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;

(d) the Participant’s participation in the Plan is voluntary;

(e) RSUs are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and RSUs are outside the scope of the Participant’s employment contract, if any;

(f) RSUs are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

(g) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(h) if the Participant receives Shares upon vesting, the value of such Shares acquired on vesting of RSUs may increase or decrease in value; and

(i) in consideration of the grant of RSUs, no claim or entitlement to compensation or damages arises from termination of the RSUs or diminution in value of the RSUs or Shares received upon vesting of RSUs resulting from termination of the Participant’s employment or other service-providing relationship with the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the grant of RSUs, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

9) Data Privacy Notice and Consent. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Award Statement by and among, as applicable, the Employer, the Company, its Subsidiaries and their respective affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Employer, the Company, its Subsidiaries and their respective affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).

The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the RSUs may be deposited. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan.

The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that (i) any such refusal or withdrawal of consent may affect his or her ability to participate in the Plan, and (ii) the Company and Subsidiaries thereof have entered into a data processor agreement and data controller agreement that allow the Company and such Subsidiaries to control and process Data in accordance with the terms thereof irrespective of whether the Participant has provided, refused or withdrawn such consent. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

10) Board Authority. The Board and/or Compensation Committee will have the power to interpret this Award Statement and to adopt such rules for the administration, interpretation and application of the Award Statement as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Board and/or Compensation Committee in good faith will be final and binding upon Participant, the Company and all other interested persons. No member of the Board and/or Compensation Committee or its Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to this Award Statement.

11) Headings, Severability and Governing Law. The headings of the Sections of this Award Statement are provided for convenience only and are not to serve as a basis for interpretation or construction, and will not constitute a part, of this Award Statement. In the event that any provision in this Award Statement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Award Statement. This Award Statement is governed by, and subject to, the laws of the State of Delaware, without resort to the conflict of laws principles thereof.

12) Language. If the Participant has received this Award Statement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

13) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan, RSUs granted under the Plan or future RSUs that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.